As filed with the Securities and Exchange Commission on August 26, 2002
File No.

United States
Securities and Exchange Commission
Washington, D.C. 20549

FORM S-8
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

SOUTHWEST GAS CORPORATION
(Exact name of Registrant as specified in its charter)

California (State or other jurisdiction of incorporation or organization)	88-0085720 (I.R.S. Employer Identification No.)

5241 Spring Mountain Road P.O. Box 98510 Las Vegas, Nevada (Address of principal executive offices)	89193-8510 (Zip Code)

SOUTHWEST GAS CORPORATION EMPLOYEES' INVESTMENT PLAN
(Full title of the plan)

GEORGE C. BIEHL
Executive Vice President, Chief Financial Officer and Corporate Secretary
Southwest Gas Corporation
5241 Spring Mountain Road
P.O. Box 98510
Las Vegas, Nevada 89193-8510
(Name and address of agent for service)

(702) 876-7237
(Telephone number, including area code, of agent for service)

CALCULATION OF REGISTRATION FEE

Title of securities being registered	Amount to be registered (1)(2)	Proposed maximum offering price per share (3)	Proposed maximum aggregate offering price (3)	Amount of registration fee

Common Stock ($1 par value)	400,000 shares	$22.35	$8,940,000	$822.48

(1) (2) (3)	In addition, pursuant to Rule 416(c) under the Securities Act of 1933, this Registration Statement also covers an indeterminate amount of interests to be offered or sold pursuant to the employee benefit plan described herein.

The shares of common stock being registered consist of shares to be acquired by the Trustee pursuant to the plan for the account of participants. Each share is accompanied by a common share purchase right pursuant to the Registrant's Rights Agreement, dated February 9, 1999, as amended, with Harris Trust Company, as Rights Agent.

Pursuant to Rule 457(h), the maximum offering price, per share and in the aggregate, and the registration fee were calculated based upon the average of the high and low composite prices of the Common Stock as reported by the Consolidated Tape Association on August 21, 2002 of $22.35.

As permitted by Rule 429, the Prospectus with respect to this Registration Statement also relates to Registrant's Registration Statement on Form S-8 (333-35556).

PART I

INFORMATION REQUIRED IN THE SECTION 10(A) PROSPECTUS

Item 1.    Plan Information*

Item 2.    Registrant Information and Employee Plan Annual Information*

                *    Information required by Part I to be contained in the Section 10(a) prospectus is omitted from the Registration Statement in accordance with Rule 428 under the Securities Act of 1933 and the Note to Part I of Form S-8.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.    Incorporation of Certain Documents by Reference

                The following documents of Southwest Gas Corporation (the "Company") filed with the Securities and Exchange Commission are incorporated herein by reference:

(a)	Annual Report on Form 10-K for the Company’s fiscal year ended December 31, 2001 and Employees’ Investment Plan Annual Report on Form 11-K for the year ended December 31, 2001.

(b)	Quarterly Reports on Form 10-Q for the Company’s quarters ended March 31, 2002 and June 30, 2002.

(c)	Description of the Company’s Common Stock contained in its Registration Statement on Form 8-A filed on June 8, 1979, and any amendment or report filed for the purpose of updating such description.

                All documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing of such documents. Any statement contained herein or in a document, all or a portion of which is incorporated or deemed to be incorporated by reference herein, shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or amended, to constitute a part of this Registration Statement.

Item 4.    Description of Securities

                The Company's Common Stock, $1.00 par value, (the "Common Stock") is registered pursuant to Section 12 of the Exchange Act, and, therefore, the description of securities is omitted.

S-1

Item 5.   Interests of Named Experts and Counsel

                Robert M. Johnson, Esq., as Assistant General Counsel for the Company, has given an opinion to the Securities and Exchange Commission upon the validity of the shares of Common Stock registered.

                Arthur Andersen LLP has not consented to the incorporation by reference in this prospectus of their report on the financial statements of Southwest Gas Corporation for the year ended December 31, 2001 and their report on the financial statements of the Southwest Gas Corporation Employees' Investment Plan for the year ended December 31, 2000, and we have dispensed with the requirement to file their consent in reliance upon Rule 437a of the Securities Act of 1933.

                Because Arthur Andersen LLP has not consented to the incorporation by reference of their report in this prospectus, you will not be able to recover against Arthur Andersen LLP under Section 11 of the Securities Act of 1933 for any untrue statements of a material fact contained in the financial statements audited by Arthur Andersen LLP or any omissions to state a material fact required to be stated therein.

                The financial statements incorporated in this Prospectus by reference to the Annual Report on Form 11-K of the Southwest Gas Corporation Employees' Investment Plan for the year ended December 31, 2001 have been so incorporated in reliance on the report of PricewaterhouseCoopers LLP, independent accountants, given on the authority of said firm as experts in auditing and accounting.

Item 6.    Indemnification of Directors and Officers

                The Company's Articles of Incorporation contain a provision which eliminates the liability of directors for monetary damages to the fullest extent permissible under California law. The General Corporation Law of California (the "Law") (i) authorizes the elimination of liability of directors for monetary damages in an action brought by a shareholder in the right of the Company or by the Company for breach of a director's duties to the Company and its shareholders and (ii) authorizes the Company to indemnify directors and officers for monetary damages for all acts or omissions committed by them in their respective capacities; provided, however, that liability is not limited nor may indemnification be provided for (a) acts or omissions that involve intentional misconduct or knowing and culpable violation of law, (b) for acts or omissions that a director or officer believes to be contrary to the best interests of the Company or its shareholders or that involve the absence of good faith on the part of a director or officer seeking indemnification, (c) for any transaction from which a director or officer derives an improper personal benefit, (d) for acts or omissions that show a reckless disregard for the director's or officer's duty to the Company or its shareholders in circumstances in which such person was aware, or should have been aware, in the ordinary course of performing his or her duties, of a risk of serious injury to the Company or its shareholders, (e) for acts or omissions that constitute an unexcused pattern of inattention that amounts to an abdication of the director's or officer's duty to the Company or its shareholders, and (f) for liabilities arising under Section 310 (contracts in which a director has a material financial interest) and Section 316 (certain unlawful dividends, distributions, loans and guarantees) of the Law. In addition, the Company may not indemnify directors and officers in circumstances in which indemnification is expressly prohibited by Section 317 of the Law.

                The bylaws of the Company provide that the Company has the power to indemnify directors and officers to the fullest extent permitted under California law and the Company's Articles of Incorporation. The Company has entered into indemnification agreements with its directors and officers which require that the Company indemnify such directors and officers in all cases to the fullest extent permitted by applicable provisions of the Law. The Company also maintains a directors' and officers' liability insurance policy insuring directors and officers of the Company for covered losses as defined in the policy.

Item 7.    Exemption From Registration Claimed

                Not applicable.

S-2 Item 8. Exhibits

4.1	Amended and Restated Southwest Gas Corporation Employees' Investment Plan
5.1	Opinion of Counsel of Southwest Gas Corporation regarding legality of the securities to be registered
23.1	Consent of PricewaterhouseCoopers LLP
23.2	Consent of Counsel of Southwest Gas Corporation (included in opinion filed as Exhibit 5.1 to this Registration Statement)
24.1	Powers of Attorney

__________

               In lieu of the opinion of counsel or determination letter contemplated by Item 601(b)(5) of Regulation S-K, Registrant hereby confirms that it has submitted the Plan and undertakes that it will submit all amendments thereto to the Internal Revenue Service (IRS) in a timely manner, and that it has made or will make all changes required by the IRS in order to qualify the Plan under Section 401 of the Internal Revenue Code.

Item 9.	Undertakings

The undersigned Registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

(i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933, unless the information required to be included in such post-effective amendment is contained in a periodic report filed by Registrant pursuant to Section 13 or Section 15(d) of the Exchange Act and incorporated herein by reference;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement, unless the information required to be included in such post-effective amendment is contained in a periodic report filed by Registrant pursuant to Section 13 or Section 15(d) of the Exchange Act and incorporated herein by reference;

(iii) To include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement;

                (2)  That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                (3)  To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

                The undersigned Registrant hereby further undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and each filing of the annual report of the Plan pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the Registration Statement shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion

S-3

of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

S-4

SIGNATURES

           Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Las Vegas, State of Nevada, on August 26, 2002.

By	SOUTHWEST GAS CORPORATION /s/ MICHAEL O. MAFFIE Michael O. Maffie President and Chief Executive Officer

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated.
Signature

/s/ MICHAEL O. MAFFIE
(Michael O. Maffie)

/s/ GEORGE C. BIEHL
(George C. Biehl)

/s/ ROY R. CENTRELLA
(Roy R. Centrella)

/s/ MANUEL J. CORTEZ *
(Manuel J. Cortez)

/s/ MARK M. FELDMAN *
(Mark M. Feldman)

/s/ DAVID H. GUNNING *
(David H. Gunning)

/s/ THOMAS Y. HARTLEY *
(Thomas Y. Hartley)
Title

President and
Chief Executive Officer
(Principal Executive Officer)

Executive Vice President,
Chief Financial Officer and
Corporate Secretary
(Principal Financial Officer)

Vice President, Controller and
Chief Accounting Officer
(Principal Accounting Officer)

Director

Director

Director

Chairman of the Board
of Directors
Date August 26, 2002 August 26, 2002 August 26, 2002 August 26, 2002 August 26, 2002 August 26, 2002 August 26, 2002
S-5

Signature

/s/ MICHAEL B. JAGER *
(Michael B. Jager)

/s/ LEONARD R. JUDD *
(Leonard R. Judd)

/s/ JAMES J. KROPID *
(James J. Kropid)

/s/ CAROLYN M. SPARKS *
(Carolyn M. Sparks)

/s/ TERRANCE L. WRIGHT *
(Terrance L. Wright)
Title Director Director Director Director Director	Date August 26, 2002 August 26, 2002 August 26, 2002 August 26, 2002 August 26, 2002

* By	/s/ GEORGE C. BIEHL (George C. Biehl) Attorney-in-fact
S-6

The Plan

           Pursuant to the requirements of the Securities Act of 1933, the Southwest Gas Corporation Benefits Committee has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Las Vegas, State of Nevada, on August 26, 2002.

SOUTHWEST GAS CORPORATION BENEFITS COMMITTEE

/s/ GEORGE C. BIEHL (George C. Biehl) /s/ JAMES P. KANE (James P. Kane) /s/ THOMAS R. SHEETS (Thomas R. Sheets) /s/ FRED W. COVER (Fred W. Cover)
S-7 Exhibit Index
Exhibit Number 4.1 5.1 23.1 23.2 24.1
                                                                  Description

Amended and Restated Southwest Gas Corporation Employees' Investment Plan

Opinion of Counsel of Southwest Gas Corporation regarding legality of the securities to be registered

Consent of PricewaterhouseCoopers LLP

Consent of Counsel of Southwest Gas Corporation (included in opinion filed as Exhibit 5.1 to this Registration Statement)

Powers of Attorney